                                SCHEDULE 14A
                               (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                         THE GOLDMAN SACHS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004

                                                               February 14, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, March 17, 2000 at 9:30 a.m., New York City time, at our offices located at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

     Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 1999 Annual Report. At this year's meeting, the agenda includes the election of one class of directors and a proposal to ratify the appointment of our independent auditors. Our Board of Directors recommends that you vote FOR these items.

     Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the Internet as indicated on the proxy. Submitting the proxy will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

/s/ Henry M. Paulson, Jr.
Henry M. Paulson, Jr.
Chairman and Chief Executive Officer

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                                               February 14, 2000

     The 2000 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held at our offices located at 32 Old Slip, New York, New York 10005, on Friday, March 17, 2000 at 9:30 a.m., New York City time, for the following purposes:

     1. To elect to our Board of Directors for a three-year term one class of directors, consisting of three directors;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting.

     The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on January 17, 2000. A list of these shareholders will be available for inspection during ordinary business hours at the offices of Goldman Sachs, 85 Broad Street, New York, New York 10004, from March 7 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ James B. McHugh
                                          James B. McHugh
                                          Assistant Secretary

New York, New York

              PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE
                     ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
                            BY PHONE OR THE INTERNET

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 17, 2000
                            ------------------------
                                  INTRODUCTION

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation ("Goldman Sachs", "we" or "our"), to be used at our 2000 Annual Meeting of Shareholders on Friday, March 17, 2000 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 14, 2000.

     Holders of our common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on January 17, 2000 will be entitled to vote at the Annual Meeting. On that date, there were 441,429,384 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting. On January 17, 2000, we also had outstanding 7,440,362 shares of Nonvoting Common Stock; these shares will not vote on any of the matters to be considered at the Annual Meeting as they only vote to the extent required by applicable law.

     If you properly execute and return the enclosed proxy and it is not subsequently revoked, it will be voted in accordance with the instructions on it. If you do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 24, 2000, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

     A shareholder executing a proxy may revoke it at any time before it is exercised by giving written notice revoking the proxy to our Secretary, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy.

     Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock on January 17, 2000, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting in order to vote.

QUORUM AND VOTING REQUIREMENTS

     The holders of a majority of the outstanding shares of Common Stock on January 17, 2000, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

     The election of directors requires a plurality of the votes cast for the election of directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to ratify the appointment of PricewaterhouseCoopers LLP. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes of "withheld" or abstentions from voting are counted for quorum purposes but, since they are not votes cast "for" a particular matter, they have the same effect as negative votes or votes "against" a particular matter.

     Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from such owner. Because of the nature of the proposals presented in this Proxy Statement, the NYSE rules permit member brokers (other than Goldman, Sachs & Co. ("GS&Co.")) who do not receive instructions to vote on such proposals. Under NYSE policy, if GS&Co., because of its relationship with us, does not receive instructions regarding shares held by it in street name for its customers, GS&Co. is entitled to vote such shares only in the same proportion as the shares represented by votes cast by all shareholders of record with respect to each such proposal.

EXPENSES OF SOLICITATION

     We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates by telephone or other means of communication and by Georgeson & Company Inc. ("Georgeson"), whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $6,500 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with applicable rules.

ANNUAL REPORT

     A copy of our 1999 Annual Report is enclosed. YOU MAY ALSO OBTAIN A COPY WITHOUT CHARGE BY WRITING TO: THE GOLDMAN SACHS GROUP, INC., 10 HANOVER SQUARE, NEW YORK, NEW YORK 10005, ATTN: INVESTOR RELATIONS. Our 1999 Annual Report and 1999 Form 10-K are also available through our website at http://www.gs.com. Our Annual Report and Form 10-K are not proxy soliciting materials.

VOTING ARRANGEMENTS

     SHAREHOLDERS' AGREEMENT. Each person who was a profit participating limited partner (a "PLP") in our predecessor, The Goldman Sachs Group, L.P. ("Group LP"), other than Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association, each person who was a managing director on May 7, 1999, the date of the consummation of our initial public offering, and each person who became a managing director thereafter became a party to our Shareholders' Agreement. The Shareholders' Agreement, among other things, restricts voting of the shares covered by the Shareholders' Agreement as well as the disposition of those shares. Generally, all shares of Common Stock that are owned by a party to the Shareholders' Agreement and that were acquired from Goldman Sachs and not purchased in the open market are covered by the Shareholders' Agreement except that shares acquired in any underwritten public offering are excluded. The shareholders' committee under the Shareholders' Agreement (the "Shareholders' Committee") administers the Shareholders' Agreement. The Shareholders' Committee may, under certain circumstances, waive the voting provisions and transfer restrictions of the Shareholders' Agreement.

     Prior to any vote of the shareholders of Goldman Sachs, the Shareholders' Agreement requires a separate, preliminary vote of the Voting Interests (as defined below) on each matter upon which a vote of the shareholders is proposed to be taken. Each share subject to the Shareholders' Agreement will be voted in accordance with the majority of the votes cast by the Voting Interests in the preliminary vote. In elections of directors, each share subject to the Shareholders' Agreement will be voted in favor of the election of those persons receiving the highest numbers of votes cast by the Voting Interests in the preliminary vote. For purposes of the Annual Meeting, "Voting Interests" means all shares that are subject to the Shareholders' Agreement.

     If you are a party to the Shareholders' Agreement, you previously gave an irrevocable proxy to the Shareholders' Committee to vote at the Annual Meeting your Common Stock that is subject to the Agreement and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit in his or her discretion in a manner that is not inconsistent with the preliminary vote or that does not frustrate the intent of the preliminary vote.

     As of January 17, 2000, there were 273,584,282 shares of Common Stock subject to the Shareholders' Agreement and entitled to vote at the Annual Meeting. This amount, which includes shares held in the DCP Trust described below, represents 62.0% of the shares of Common Stock entitled to vote at the Annual Meeting. The preliminary vote with respect to these shares will be concluded on or about March 9, 2000.

     The Shareholders' Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the outstanding Voting Interests. On and after January 1, 2001, "Voting Interests" means all shares subject to the Shareholders' Agreement held by all managing directors, including shares held though the DCP Trust.

     DEFINED CONTRIBUTION PLAN TRUST. At the closing of our initial public offering, we made a contribution of Common Stock to our Defined Contribution Plan Trust (the "DCP Trust"), and we have subsequently made an additional contribution of Common Stock. As of January 17, 2000, the DCP Trust held 12,667,047 shares of Common Stock entitled to vote at the Annual Meeting. Substantially all shares of Common Stock held by the DCP Trust on that date are held in participant accounts that are beneficially owned by persons who are parties to the Shareholders' Agreement. As a result, those shares of Common Stock are subject to the voting requirements of that Agreement and the trustee of the DCP Trust will vote all shares in accordance with the outcome of the preliminary vote described above.

     VOTING AGREEMENTS. Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association are each a party to separate voting agreements with The Goldman Sachs Group, Inc. Pursuant to these agreements, Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association have agreed to vote their shares of Common Stock in the same manner as a majority of the shares of Common Stock held by the managing directors of Goldman Sachs are voted. As of January 17, 2000, Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association were the holders of 21,425,052 shares of Common Stock and 21,975,421 shares of Common Stock, respectively, entitled to vote at the Annual Meeting. This represents 4.9% and 5.0%, respectively, of the shares entitled to vote at the Annual Meeting.

ITEM 1.  ELECTION OF DIRECTORS

INTRODUCTION

     Our Board of Directors is divided into three classes. At each annual meeting of the shareholders, a class of directors is elected for a term expiring at the annual meeting of shareholders in the third year following the year of its election. Each director will hold office until his or her successor has been elected and qualified, or the director's earlier resignation or removal. Currently, the Board of Directors consists of nine members.

ANNUAL MEETING

     The Board of Directors proposes the election as directors of the three persons named below under "Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2003" to hold office for a term ending at the annual meeting of shareholders to be held in 2003. The remaining six directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

     All three nominees are currently members of the Board of Directors. Set forth below is information regarding the nominees and directors furnished by them for inclusion in this Proxy Statement.

     NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2003

Ruth J. Simmons                                              Director since 2000

     Dr. Simmons, age 54, has been President since 1995 of Smith College, a private liberal arts college for women located in Northampton, Massachusetts. She was Vice Provost of Princeton University from 1992 to 1995 and Provost of Spelman College from 1990 to 1991. Dr. Simmons is a director of Metropolitan Life Insurance Company, Pfizer Inc. and Texas Instruments Inc., a member of The Conference Board, a fellow of the American Academy of Arts and Sciences and a member of the Council on Foreign Relations. She is a member of the Advisory Council to the Bill and Melinda Gates Millennium Scholars Foundation.

John A. Thain                                                Director since 1998

     Mr. Thain, age 44, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From December 1994 to March 1999, he served as Chief Financial Officer and Head of Operations, Technology and Finance, the predecessor to the current Operations, Finance & Resources and Information Technology divisions. From July 1995 to September 1997, he was also Co-Chief Executive Officer for European Operations. In 1990, Mr. Thain transferred from the Fixed Income Division, where he established and served as Co-Head of the Mortgage Securities Department, to Operations, Technology and Finance to assume responsibility for Controllers and Treasury. Mr. Thain is also a member of the Federal Reserve Bank of New York's International Capital Markets Advisory Committee, a member of the INSEAD -- U.S. National Advisory Board, and a member of the Dean's Advisory
Council -- MIT/Sloan School of Management.

John L. Thornton                                             Director since 1998

     Mr. Thornton, age 46, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From August 1998 until January 1999, he had oversight responsibility for International Operations. From September 1996 until August 1998, he was Chairman, Goldman Sachs -- Asia, in addition to his senior strategic responsibilities in Europe. From July 1995 to September 1997, he was Co-Chief Executive Officer for European Operations. From 1994 to 1995, he was Co-Head of Investment Banking in Europe and from 1992 to 1994 was Head of European Investment Banking Services. Mr. Thornton is also a director of the Ford Motor Company, BSkyB PLC, Laura Ashley Holdings PLC and the Pacific Century Group, Inc. In addition, he is a member of the Council on Foreign Relations, the Hotchkiss School Board of Trustees, the Asia Society Board of Trustees, the Yale University Investment Committee and the Advisory Board of the Yale School of Management.

     The Board of Directors recommends a vote FOR the election of Dr. Simmons and Messrs. Thain and Thornton to the Board of Directors.

DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2001

Sir John Browne                                              Director since 1999

     Sir John Browne, age 51, has been Group Chief Executive of BP Amoco p.l.c. since January 1999. He was Group Chief Executive of The British Petroleum Company from 1995 to 1999, having served as a Managing Director since 1991. Sir John is also a director of the Intel Corporation, a member of the supervisory board of DaimlerChrysler AG and a trustee of the British Museum.

James A. Johnson                                             Director since 1999

     Mr. Johnson, age 56, is Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Board of Directors of Fannie Mae. He was Chairman and Chief Executive Officer of Fannie Mae from February 1991 through December 1998. Mr. Johnson is also a director of the Cummins Engine Company, Dayton Hudson Corporation, United Health Group and Kaufman and Broad Home Corporation, Chairman of the John F. Kennedy Center for the Performing Arts and Chairman of the Board of Trustees of The Brookings Institution.

John L. Weinberg                                             Director since 1999

     Mr. Weinberg, age 75, was Senior Chairman of Group LP from December 1990 to May 1999. From 1984 to 1990, he was Senior Partner and Chairman of GS&Co. and (from its inception in May 1989) of Group LP. From 1976 to 1984, he served both as Senior Partner and Co-Chairman of GS&Co. Mr. Weinberg is also a director of Knight-Ridder, Inc., Providian Financial Corp. and Tricon Global Restaurants, Inc. He is a member of The Conference Board, the Council on Foreign Relations and The Business Council, and is a fellow of the American Academy of Arts and Sciences. Mr. Weinberg is a Life Governor of The New York-Presbyterian Hospital.

DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRING IN 2002

John H. Bryan                                                Director since 1999

     Mr. Bryan, age 63, has been Chairman of the Board and Chief Executive Officer of Sara Lee Corporation since 1976. He is a director of Bank One Corporation, BP Amoco p.l.c. and General Motors Corporation. Mr. Bryan is a past Chairman and a director of the Grocery Manufacturers of America, Inc., a member of The Business Council and the Business Roundtable and a director and past national Chairman of the Business Committee for the Arts. He is a past Chairman of Catalyst and a trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago and former Chairman of the Chicago Council on Foreign Relations.

Robert J. Hurst                                              Director since 1998

     Mr. Hurst, age 54, has been Vice Chairman of The Goldman Sachs Group, Inc. since May 1999. He was Vice Chairman of Group LP from February 1997 to May 1999 and served as Head or Co-Head of Investment Banking from December 1990 to November 1999. He is also a director of VF Corporation and IDB Holding Corporation Ltd. Mr. Hurst is a member of the Board of Overseers of the Wharton School. He is also a member of the Council on Foreign Relations and a member of the Committee for Economic Development. He is Chairman of the Board of the Jewish Museum and a Trustee and Vice President of the Whitney Museum of American Art.

Henry M. Paulson, Jr.                                        Director since 1998

     Mr. Paulson, age 53, has been Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc. since May 1999. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of Group LP from June 1998 to May 1999 and served as Chief Operating Officer from December 1994 to June 1998. From December 1990 to November 1994, he was Co-Head of Investment Banking. Mr. Paulson is a member of the Board of Directors of the New York Stock Exchange. He is also Chairman of the Board of Directors of the Peregrine Fund, Inc. and Co-Chairman of the Asia/Pacific Council of The Nature Conservancy. Mr. Paulson also serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University, is a member of the Board of Directors of the Associates of Harvard Business School and is Chairman of the Advisory Board of the Tsinghua University School of Economics and Management.

     There are no family relationships among any directors or executive officers of Goldman Sachs.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     Our Board of Directors held four meetings during the period from the closing of our initial public offering on May 7, 1999, through the end of our fiscal year on November 26, 1999. During fiscal 1999, each of our directors attended at least 75% of the meetings of the Board of Directors and the Committees of the Board on which he served.

     Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons are the members of our Audit Committee. The primary purpose of our Audit Committee, chaired by Sir John Browne, is to assist the Board of Directors in its oversight of our internal controls and financial statements and the audit process. The Audit Committee is also responsible for recommending for approval by the Board of Directors a firm of independent auditors whose duty it is to audit our consolidated financial statements for the fiscal year in which they are appointed. During fiscal 1999, our Audit Committee met once.

     Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons are the members of our Compensation Committee. Our Compensation Committee, chaired by Mr. Johnson, is responsible for reviewing and approving compensation levels for all of our senior executives. The Compensation Committee is also responsible for overseeing the committees appointed by the Board of Directors to administer our 1999 Stock Incentive Plan, our Partner Compensation Plan and our Defined Contribution Plan. During fiscal 1999, our Compensation Committee met twice.

     We do not have a nominating committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     In connection with our initial public offering in May 1999, we entered into employment agreements with, among others, our directors who are employees and our other executive officers. Each of these employment agreements has an initial term extending through November 24, 2000 (thereafter no set term), requires each employee to devote his or her entire working time to the business and affairs of Goldman Sachs and generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days' prior notice.

     The restricted stock units granted to our executive officers as described under "Executive Compensation" provide that if a change in control occurs and within 18 months thereafter the grantee's employment is terminated by Goldman Sachs other than for cause (as defined in the applicable award agreement) or the grantee terminates employment for good reason (as defined in the applicable award agreement):

     - any unvested restricted stock units will become vested; and

     - the Common Stock underlying any outstanding restricted stock units will be delivered.

     "Change in control" means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination, either:

     - at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction; or

     - at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were incumbent directors (including directors whose election or nomination was approved by the incumbent directors) of Goldman Sachs at the time of the Board of Directors' approval of the execution of the initial agreement providing for the transaction.

DIRECTOR COMPENSATION

     Directors who are not employees of or advisors to Goldman Sachs or an affiliate ("Non-Employee Directors") receive the annual retainer and committee and meeting fees that are indicated below:

Annual Retainer.............................................  $35,000
Committee Chair (in addition to Committee Member fee).......  $10,000
Committee Member............................................  $15,000
Attendance at Board or Committee Meeting....................  $ 1,000
Annual Restricted Stock Unit Grant (beginning in 2000)
  (number of units).........................................    2,000

     For the 1999 calendar year, the annual retainer was payable in Common Stock and the committee fees were payable at the election of the Non-Employee Director in either cash or Common Stock; all of the Non-Employee Directors elected to receive Common Stock. Beginning with the 2000 calendar year, the annual retainer and the committee fees will be paid in fully vested restricted stock units issued under The Goldman Sachs 1999 Stock Incentive Plan (the "Stock Incentive Plan"), based upon the closing sales price of the Common Stock as of the dates on which the annual retainer or committee fees would otherwise be paid, unless we elect to pay cash instead. The meeting fees are payable in cash. Each Non-Employee Director was also awarded an initial grant of 3,000 fully vested restricted stock units under the Stock Incentive Plan upon becoming a director, and, as indicated in the table above, has been awarded an additional grant of 2,000 such restricted stock units in 2000. Restricted stock units awarded to Non-Employee Directors generally will provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the Non-Employee Director's retirement from the Board.

     Directors who are also employees of or advisors to Goldman Sachs or an affiliate receive no compensation for serving as a director of Goldman Sachs.

     Mr. Weinberg provides senior advisory services to Goldman Sachs, receives annual compensation of $2 million and participates in various employee benefit plans. The agreement under which Mr. Weinberg performs these services expires November 24, 2000, unless earlier terminated on 90-days' notice.

EXECUTIVE COMPENSATION

     The following table sets forth for the period May 7, 1999, the date of completion of our initial public offering, through the end of fiscal 1999, the compensation for such period for Goldman Sachs' chief executive officer and for each of the five most highly compensated executive officers of Goldman Sachs, other than the chief executive officer, serving as executive officers at the end of fiscal 1999. These six persons are referred to collectively as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                    AWARDS(C)
                                         ANNUAL COMPENSATION     ----------------
                                       -----------------------   RESTRICTED STOCK      ALL OTHER
         EXECUTIVE            YEAR     SALARY(B)      BONUS        UNIT AWARDS      COMPENSATION(D)
         ---------            ----     ---------   -----------   ----------------   ---------------
Henry M. Paulson, Jr........  1999     $300,000    $16,062,153      $8,828,701          $ 8,332
  Director, Chairman and      1998(a)
  Chief Executive Officer
John A. Thain...............  1999     $300,000    $13,755,986      $7,513,538          $20,077
  Director, President and     1998(a)
  Co-Chief Operating Officer
John L. Thornton............  1999     $300,000    $13,755,986      $7,513,538          $20,119
  Director, President and     1998(a)
  Co-Chief Operating Officer
Robert J. Hurst.............  1999     $300,000    $12,248,193      $6,644,391          $11,778
  Director and Vice           1998(a)
  Chairman
Leslie C. Tortora...........  1999     $300,000    $ 7,347,523      $3,840,035          $20,077
  Chief Information Officer
David A. Viniar.............  1999     $300,000    $ 7,347,523      $3,840,035          $20,077
  Chief Financial Officer

---------------
(a) In the registration statement relating to our initial public offering, we reported aggregate compensation for the fiscal year ended November 27, 1998 for the following Named Executive Officers: Mr. Paulson -- $12,700,000; Mr. Hurst -- $11,300,000; Mr. Thain -- $11,200,000; and Mr. Thornton --
    $9,900,000. We also reported aggregate compensation of $12,800,000 for fiscal 1998 for Jon S. Corzine, who served as Co-Chairman and Co-Chief Executive Officer of Group LP during fiscal 1998 to January 1999. This compensation did not include that portion of each such person's total partnership return from Group LP in fiscal 1998 attributable to a return on his share of invested capital or to his share of the income from investments made by Group LP in prior years that was allocated to the individuals who were partners in those years. The return on invested capital for each such person was determined using a rate of 12%, the actual fixed rate of return that was paid in fiscal 1998 to Group LP's retired limited partners on their long-term capital.

(b) Salary for a full fiscal year for each Named Executive Officer is $600,000. The salary for fiscal 1999 has been adjusted to reflect the salary actually paid to the Named Executive Officers for the period that Goldman Sachs was a public company in fiscal 1999.

(c) The value of the restricted stock units ("RSUs") shown in the table was determined by multiplying the number of RSUs awarded to each Named Executive Officer by the closing price-per-share of Common Stock on the New York Stock Exchange on November 26, 1999, the date the RSUs were granted ($77.3125). The number of RSUs awarded to each Named Executive Officer was determined by dividing a dollar amount determined for each Named Executive Officer pursuant to a formula based on the Named Executive Officer's total compensation by the average of the closing price-per-share of the Common Stock on the New York Stock Exchange over the ten trading-day period up to and including the last day of the fiscal year ($79.21). The dollar amounts on which the awards of RSUs to the Named Executive Officers were based and the number of RSUs awarded were: Mr. Paulson -- $9,045,374 (114,195 RSUs); Mr. Thain -- $7,697,921 (97,184 RSUs); Mr. Thornton -- $7,697,921 (97,184
    RSUs); Mr. Hurst -- $6,807,453 (85,942 RSUs); Ms. Tortora -- $3,934,220
    (49,669 RSUs); Mr. Viniar -- $3,934,220 (49,669 RSUs). Each RSU generally constitutes an unfunded, unsecured promise to deliver a share of Common Stock in January 2004 (although delivery may be accelerated in certain circumstances). 50% of the RSUs granted to the Named Executive Officers were vested when they were granted and the remaining 50% will vest ratably over the next four years (although vesting may be accelerated in certain circumstances). In general, non-vested RSUs are forfeited on termination of employment, except in limited cases such as retirement. All RSUs, whether or not vested, may be forfeited if the holder's employment is terminated for "cause" and in certain other circumstances. Each RSU includes a "dividend equivalent right", pursuant to which the holder of the RSU is entitled to receive with respect to each RSU an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when such dividends are paid to shareholders.

(d) Includes contributions of $2,500 on behalf of each Named Executive Officer to The Employees' Profit Sharing Retirement Income Plan, contributions to the Money Purchase Pension Plan and a premium paid in respect of Term Life Insurance. The Money Purchase Pension Plan contribution and the Term Life Insurance premium are respectively listed as follows: Mr. Paulson -- $5,646, $186; Mr. Thain -- $17,500, $77; Mr. Thornton -- $17,500, $119; Mr.
    Hurst -- $9,092, $186; Ms. Tortora -- $17,500, $77; and Mr.
    Viniar -- $17,500, $77.
                            ------------------------

     In addition to the amounts disclosed in the table, each of Messrs. Paulson, Hurst, Thain, Thornton and Viniar and Ms. Tortora has accrued benefits under an employees' pension plan entitling him or her to receive annual benefits upon retirement at age 65 of $10,533, $10,533, $7,074, $11,801, $6,906 and $3,744,
respectively. These benefits had accrued prior to November 1992, and none of the Named Executive Officers has earned additional benefits under the pension plan since November 1992.

     Aggregate compensation paid to key employees who are not Named Executive Officers may exceed that paid to the Named Executive Officers.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee consisted in 1999 of our Non-Employee Directors, Mr. James A. Johnson (Chair), Sir John Browne and Mr. John H. Bryan. The Compensation Committee is responsible for overseeing and approving compensation levels for all of our senior executives, including the Named Executive Officers and other executive officers. As part of this responsibility, the Compensation Committee oversees the committees appointed by the Board of Directors to administer the Stock Incentive Plan, The Goldman Sachs Partner Compensation Plan (the "Partner Compensation Plan") and The Goldman Sachs Defined Contribution Plan (the "Defined Contribution Plan"), and in certain cases directly administers or directs the administration of those plans. The Board of Directors has appointed a committee consisting of Mr. Paulson, Mr. Hurst, Mr. Thain and Mr. Thornton as the administrative committee of each of these plans; Mr. Paulson chairs each of these committees. The administrative committee of the Partner Compensation Plan is referred to in this report as the "Partner Compensation Plan Committee".

     This discussion constitutes the report of the Compensation Committee.

COMPENSATION POLICIES

     To perpetuate the sense of partnership and teamwork that exists among Goldman Sachs' senior professionals, to reinforce the alignment of employee and shareholder interests and to help Goldman Sachs attract and retain key executives on whose effort and judgment the continued success of the firm largely depends, the Board of Directors adopted the Partner Compensation Plan in connection with Goldman Sachs' initial public offering. The Partner Compensation Plan is the primary program through which each of Goldman Sachs' approximately 213 senior executives, including Mr. Paulson and each of the other Named Executive Officers, is compensated. The participants in the Partner Compensation Plan also participate in Goldman Sachs' broad-based equity compensation program, pursuant to which he or she receives a significant portion of his or her compensation in the form of equity-based awards. These equity-based awards are designed to align the interests of Goldman Sachs' senior executives with those of its shareholders to increase shareholder value over the long term.

     THE PARTNER COMPENSATION PLAN

     GENERAL. Under the Partner Compensation Plan, the total compensation of senior executives is linked directly to Goldman Sachs' overall financial performance. Under the terms of the Partner Compensation Plan, senior executives receive total compensation composed of a base salary, which is payable in cash, and a bonus, which is payable in a combination of cash and an equity-based award.

     The aggregate amount available annually for distribution as bonus compensation under the Partner Compensation Plan is determined by a formula approved by the Compensation Committee that ties the total amount available for distribution to Goldman Sachs' financial performance. In this fashion, each senior executive's total compensation (and the total compensation of senior executives in the aggregate) is determined in large part by Goldman Sachs' performance, not by previously determined individual amounts of compensation and benefits, and only after Goldman Sachs' results for the fiscal year have been substantially determined. Moreover, the measures of performance are firm-wide, as opposed to the results of any particular division or business unit. By linking participants' total compensation to Goldman Sachs' results of operations as a whole, Goldman Sachs has sought to provide additional incentives for collaboration among Goldman Sachs' senior executives. For the fiscal year ended November 26, 1999, the aggregate amount distributable as bonus compensation under the Partner Compensation Plan was based on the ratio of firm-wide compensation and benefits (for all employees) to net revenues, after consideration of the firm's annualized return on average shareholders' equity and pro forma pre-tax and net earnings. As described more fully below, this amount also was designed to take into account compensation practices at some of Goldman Sachs' key competitors.

     The Partner Compensation Plan permits "cycles" that are one or two fiscal years in duration. At the beginning of the initial cycle applicable under the Partner Compensation Plan, which began with Goldman Sachs' initial public offering and will end on November 24, 2000, Goldman Sachs' Board of Directors set the annual base salary for the cycle for each participant in the Partner Compensation Plan. The Board of Directors also allocated to each participant a percentage interest in the aggregate amount of bonus compensation to be allocated to the Partner Compensation Plan for each year during the cycle in which the individual remained a participant in the Partner Compensation Plan. The Board of Directors determined the individual percentage interests for the initial cycle based on participants' individual percentage interests in Goldman Sachs as a private partnership prior to Goldman Sachs' initial public offering (which individual percentage interests had been set based on certain factors emphasizing each individual's performance and contribution to Goldman Sachs, but that also took into account the individual's seniority). The Compensation Committee subsequently approved reductions in each participant's percentage interest such that the sum of the percentages of all participants was less than 100%. The excess of the total amount available for allocation under the Partner Compensation Plan over the amount allocated to participants as a result of their allocation percentages was available for allocation on a discretionary basis (the "Discretionary Amount"). By designating a percentage of the bonus pool for allocation on a discretionary basis, the Compensation Committee assured that the design of the Partner Compensation Plan would allow for some flexibility to adjust each participant's compensation on a subjective basis.

     The following portions of this report provide more detail regarding the manner in which the compensation payable under the Partner Compensation Plan for 1999 was determined.

     BASE SALARY. Under the Partner Compensation Plan, each participant received a base salary for the fiscal year ended November 26, 1999 at the annual rate of $600,000. Base salaries for fiscal 1999 were determined at the beginning of the initial cycle by the Board of Directors after considering the amount of annual partnership draw available to partners prior to Goldman Sachs' conversion to corporate form and certain competitive factors.

     BONUS. In determining the aggregate amount available for allocation as bonus compensation under the Partner Compensation Plan for fiscal 1999, the Compensation Committee, in consultation with the Partner Compensation Plan Committee, reviewed Goldman Sachs' financial performance for the fiscal year. The Compensation Committee determined that in light of the firm's annualized return on average shareholders' equity of 31% for the six months ending November 26, 1999, pro forma pre-tax earnings of $4,250 million and pro forma net earnings of $2,550 million, the aggregate amount to be allocated as bonus compensation under the Partner Compensation Plan should result in a ratio of total compensation and benefits for all Goldman

Sachs employees to net revenues for the firm equal to approximately 48%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of general industry practice* and, as discussed more fully below, was appropriate to meet the Compensation Committee's objectives in setting compensation for Goldman Sachs' senior executives.

     While allocation of the bonus pool under the Partner Compensation Plan among Plan participants is based largely on predetermined allocation percentages, the entire Discretionary Amount, which in turn determines total compensation, is allocated and approved in the ultimate discretion of the Compensation Committee. In reviewing and approving the allocation of the Discretionary Amount under the Partner Compensation Plan (and thus in determining the appropriate total compensation of the Named Executive Officers), the Compensation Committee focused on the manner in which the Partner Compensation Plan Committee evaluated each individual's contribution to the firm (including as reflected in the individual's performance evaluations, which are described more fully below) as well as business unit and divisional performance. The Compensation Committee also generally reviewed the process whereby the Partner Compensation Plan Committee considered compensation recommendations of the division heads to whom participants report. The Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective firm-wide performance criteria, including annualized after-tax return on average shareholders' equity and total shareholder return), as more fully described below.

     Performance Considerations. The individual, business unit and divisional performance considerations for determining total compensation are derived through a number of internal objective and subjective processes, including Goldman Sachs' performance evaluation program. This program is a "360 degree" feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional unit performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

     Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Partner Compensation Plan other than the Named Executive Officers, the Compensation Committee used as a benchmark a commercially available survey regarding compensation levels in 1998 for certain of the most highly compensated employees at Credit Suisse First Boston Inc., J.P. Morgan & Co. Incorporated, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and Salomon Smith Barney Inc.** With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 1998 at The Bear Stearns Companies Inc., Citigroup Inc., Donaldson,

---------------

 * In order to confirm that this ratio of compensation and benefits to net revenues is consistent with industry practice, the Compensation Committee relied on an internally prepared analysis of this ratio at The Bear Stearns Companies Inc., Citigroup Inc., Donaldson, Lufkin & Jenrette, Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and Paine Webber Group Inc. Of these competitor companies, only Donaldson, Lufkin & Jenrette, Inc. is not included in the S&P Financial Index, which is the peer group in the Stock Price Performance Graph on page 14 of this Proxy Statement. The Compensation Committee believes that the foregoing companies (and the other companies described in this report to which Goldman Sachs was compared for various purposes) were appropriate benchmark companies for 1999. If and to the extent the Compensation Committee believes that it is appropriate to use one or more companies as benchmarks for any purpose in the future, the Compensation Committee may use either these or other companies as it deems appropriate.

** Of these competitor companies, Credit Suisse First Boston Inc. is not included in the S&P Financial Index. Salomon Smith Barney Inc. is not included in the S&P Financial Index, but Citigroup Inc., its parent company, is.

Lufkin & Jenrette, Inc., Lehman Brothers Holdings Inc., Merrill Lynch &
Co., Inc., Morgan Stanley Dean Witter & Co. and Paine Webber Group Inc. in relation to each of those firms' after-tax return on average shareholders' equity and total shareholder return.* To a lesser extent, the Compensation Committee also considered a similar internally prepared analysis regarding the compensation paid at a number of other financial institutions, including Bank of America Corporation, Bankers Trust Corporation, The Chase Manhattan Corporation, First Chicago NBD Corporation (succeeded by Bank One Corporation), First Union Corporation, J.P. Morgan & Co. Incorporated, Wells Fargo & Company, Fleet Financial Group (succeeded by Fleet Boston Financial Corporation) and SunTrust Banks, Inc.**

     Equity-Based Awards. Because the Compensation Committee believes that equity-based compensation for Goldman Sachs' senior executives, including the Named Executive Officers, should be comparable to that of Goldman Sachs' other employees at similar total compensation levels, the portion of each Partner Compensation Plan participant's compensation that was paid in cash versus the portion awarded as equity-based compensation was determined pursuant to the same compensation-based formula that was applicable to Goldman Sachs' other employees. This formula is progressive so that as an employee's total compensation increases, a greater percentage of the employee's total compensation is comprised of equity-based compensation. Thus, in general, Goldman Sachs' most senior executives receive the greatest percentage of their total compensation in the form of equity-based awards. Each of the Named Executive Officers received a portion of his or her bonus determined under the Partner Compensation Plan in cash and a portion in the form of RSUs under the Stock Incentive Plan as follows:

                                      % OF BONUS PAID IN THE
   NAMED EXECUTIVE      % OF BONUS     FORM OF EQUITY-BASED
       OFFICER         PAID IN CASH        COMPENSATION
   ---------------     ------------   ----------------------
Mr. Paulson                64.0                36.0
Mr. Thain                  64.1                35.9
Mr. Thornton               64.1                35.9
Mr. Hurst                  64.3                35.7
Ms. Tortora                65.1                34.9
Mr. Viniar                 65.1                34.9

     The number of RSUs each individual received was based on the average closing price of Common Stock on the NYSE for the ten trading-day period to and including November 26, 1999, the last day of Goldman Sachs' 1999 fiscal year ($79.21). An RSU constitutes an unfunded, unsecured promise to deliver a share of Common Stock upon the expiration of a predetermined number of years after the grant date (four years for RSUs granted at year-end 1999). As with grants made generally to other Goldman Sachs employees, 50% of the RSUs granted to the Named Executive Officers were vested immediately when granted and the remaining 50% will vest ratably over the next four years. In general, all RSUs (whether or not vested) will be forfeited in certain circumstances, including termination for "cause", engaging in certain competitive activities and soliciting certain clients or employees of Goldman Sachs, as well as seeking to resolve certain disputes other than as provided in the applicable RSU award agreement.

     Each individual who receives an award of RSUs becomes, in effect, a long-term shareholder of Goldman Sachs because the amount the individual ultimately realizes as a result of the award depends on the value of Common Stock in four years when actual shares are delivered. Accordingly, the Compensation Committee believes that the award of RSUs provides Goldman Sachs' senior executives with the same motivations as Goldman Sachs' other shareholders, such

---------------

 * Of these competitor companies, only Donaldson, Lufkin & Jenrette, Inc. is not included in the S&P Financial Index.

** Of these competitor companies, Bankers Trust Corporation is not included in the S&P Financial Index. First Chicago NBD Corporation's successor, Bank One Corporation, is included in the S&P Financial Index.

as seeking to maximize Goldman Sachs' long-term return on equity. Further, the Compensation Committee believes that the RSUs should provide a strong incentive for Goldman Sachs' senior executives to continue to analyze management issues in terms of the effect such issues will have on Goldman Sachs as a whole as opposed to the effect such issues might have on any particular aspect of Goldman Sachs' business.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Paulson's compensation was determined in the manner described above that was applicable to all other participants in the Partner Compensation Plan. Mr. Paulson's base salary for fiscal 1999 was set at the annual rate of $600,000, which was the same base salary provided to each other participant in the Partner Compensation Plan. In determining the amount to be allocated to Mr. Paulson from the bonus pool under the Partner Compensation Plan, the Compensation Committee considered: the firm's objective performance during fiscal 1999; Mr. Paulson's individual contribution to that performance; and competitive compensation practices.

     Mr. Paulson's compensation, which is reflected in the Summary Compensation Table on page 8 of this Proxy Statement, reflects a particularly strong year in terms of objective performance at Goldman Sachs in which Goldman Sachs' annualized return on average shareholders' equity was 31% for the six months ending November 26, 1999 and Goldman Sachs' total shareholder return was 46%. It similarly reflects the view of the Compensation Committee that Mr. Paulson's leadership was a particularly important factor in achieving these results during a period when the firm was navigating, for the first time, the complexity of operating as a public company and also that Mr. Paulson's leadership was a critical factor in making Goldman Sachs' initial public offering in 1999 one of the most successful initial public offerings in history. An important aspect of that success was and continues to be Mr. Paulson's leadership in developing and articulating the long-term strategic direction of Goldman Sachs. It also reflects Mr. Paulson's continued attention to the development of the appropriate senior management team to support and execute that strategy. Finally, in considering competitive compensation practices with respect to Mr. Paulson's total compensation, the Compensation Committee paid particular attention to the internally prepared analyses of compensation practices at certain competitor companies described above under "Competitive Compensation Considerations", and sought to assure that Mr. Paulson's total compensation was appropriate relative to the total compensation paid to the chief executive officers of those competitors in light of relative after-tax return on shareholders' equity and total shareholder return.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Pursuant to a transition rule in the regulations promulgated under section 162(m) that applies to companies, such as Goldman Sachs, that become subject to section 162(m) by reason of becoming publicly held, the deductibility of Goldman Sachs' compensation payments currently is not subject to the limitations of section 162(m), and Goldman Sachs does not expect to be subject to such limitations until Goldman Sachs' fiscal year ending November 28, 2003. Under current law, compensation paid to "covered employees" on or after the date on which Goldman Sachs becomes subject to section 162(m) in respect of RSUs granted in 1999 will count toward the section 162(m) deductible compensation limit. Therefore, although Goldman Sachs may be able to take steps to preserve the tax deduction, including delaying the distribution of shares underlying RSUs, part or all of such compensation may not be deductible by Goldman Sachs at that time.

CONCLUSION

     The Partner Compensation Plan, together with Goldman Sachs' equity-based compensation program, was designed to link the compensation of Goldman Sachs' senior executives with the performance of Goldman Sachs in order to reinforce the alignment of employee and shareholder interests. It also was intended to provide the flexibility necessary to retain those senior executives who management believes are critical to the continued success of Goldman Sachs, and to provide compensation that is comparable with the compensation paid by Goldman Sachs' closest competitors for senior executives. We believe that the Partner Compensation Plan, together with Goldman Sachs' equity-based compensation program, met these objectives for fiscal 1999.

                                                         COMPENSATION COMMITTEE:
                                                      James A. Johnson, Chairman
                                                                 Sir John Browne
                                                                   John H. Bryan

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the performance of an investment in Common Stock from May 3, 1999, the date of our initial public offering,* through November 26, 1999, with the S&P 500 Index and with the S&P Financial Index. The graph assumes $100 was invested on May 3, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

               [GOLDMAN SACHS STOCK PRICE PERFORMANCE LINE GRAPH]

                                                    THE GOLDMAN SACHS
                                                       GROUP, INC.             S&P FINANCIAL INDEX            S&P 500 INDEX
                                                    -----------------          -------------------            -------------
5/3/99                                                       100                         100                         100
6/7/99                                                   124.4100                    94.2294                     98.6826
7/12/99                                                  129.0090                    97.7271                    103.5750
8/16/99                                                  118.8820                    90.0095                     98.6413
9/20/99                                                  114.8640                    84.9094                     99.1221
10/25/99                                                 121.2440                    86.2133                     96.0879
11/26/99                                                 146.4640                    92.3961                    105.3630

                                                        Daily from 5/3/1999 to 11/26/99

---------------

* The graph is based on an initial stock price of $53 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the NYSE on the first day of trading was $70.375.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information regarding beneficial ownership of Common Stock by each director and each Named Executive Officer as well as by all directors, Named Executive Officers and other executive officers as a group. All information is provided as of January 21, 2000.

                                                              NUMBER OF SHARES OF
                                                                 COMMON STOCK
                                                                 BENEFICIALLY
                                                                  OWNED(1)(2)
                                                              -------------------
Henry M. Paulson, Jr. (3)...................................       3,943,939
Robert J. Hurst (3).........................................       3,769,357
John A. Thain (3)...........................................       3,050,659
John L. Thornton (3)........................................       2,969,389
Sir John Browne (4).........................................           5,535
John H. Bryan (4)...........................................           8,053
James A. Johnson (4)........................................           7,535
Ruth J. Simmons(4)..........................................           5,000
John L. Weinberg (5)........................................         444,444
Leslie C. Tortora (3).......................................       1,726,550
David A. Viniar (3).........................................       1,649,902
All Directors, Named Executive Officers and other executive
  officers as a group (14 persons)(6).......................      23,977,212

---------------
(1) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. As a result, this table excludes the shares of Common Stock underlying the RSUs awarded to our executive officers as described under "Executive Compensation". For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Except as discussed in footnotes (3), (5) and (6) below, all Directors, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock. The group consisting of all directors, Named Executive Officers and other executive officers of Goldman Sachs beneficially owned approximately 5.43% of the outstanding Common Stock.

(3) Excludes any shares of common stock subject to the Shareholders' Agreement that are owned by other parties to the Shareholders' Agreement. While each of Messrs. Paulson, Hurst, Thain, Thornton and Viniar and Ms. Tortora is a party to the Shareholders' Agreement and each of Messrs. Paulson, Hurst, Thain and Thornton is a member of the Shareholders' Committee, each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders' Agreement other than those specified above for each such person individually, and each disclaims beneficial ownership of the shares of Common Stock subject to the Voting Agreements between Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association, respectively, on the one hand, and Goldman Sachs, on the other hand. See
    "Introduction -- Voting Arrangements" for a discussion of the Shareholders' Agreement and the Voting Agreements.

   Includes shares of Common Stock beneficially owned by the private charitable foundations of our Named Executive Officers, as follows: Mr. Hurst -- 83,302; Mr. Thain -- 65,610; Mr. Thornton -- 86,303; Ms. Tortora -- 26,152; and Mr. Viniar -- 13,077. Each of these Named Executive Officers disclaims beneficial ownership of these shares.

(4) Includes 5,000 fully vested RSUs awarded to each of Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons under the Stock Incentive Plan. Since these RSUs are fully vested, we have included the shares of Common Stock underlying these RSUs in the foregoing table even though these shares are not deliverable within 60 days.

(5) Includes 13,076 shares of Common Stock beneficially owned by Mr. Weinberg's private charitable foundation. Mr. Weinberg disclaims beneficial ownership of these shares.

(6) Each executive officer is a party to the Shareholders' Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders' Agreement that are owned by other parties to the Shareholders' Agreement, and each disclaims beneficial ownership of the shares of Common Stock subject to the Voting Agreements between Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association, respectively, on the one hand, and Goldman Sachs, on the other hand. See "Introduction -- Voting Arrangements" for a discussion of the Shareholders' Agreement and the Voting Agreements.

     Includes 347,520 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers. Each of these executive officers disclaims beneficial ownership of these shares.

                            ------------------------

                  BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

     Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 as of January 21, 2000, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

                                                              NUMBER OF SHARES
                                                              OF COMMON STOCK    PERCENT
                                                                BENEFICIALLY       OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED          CLASS
            ------------------------------------              ----------------   -------
Parties to Shareholders' Agreement
  c/o The Goldman Sachs Group, Inc.
  85 Broad Street
  New York, New York 10004..................................   275,764,110(1)     62.5%
Kamehameha Activities Association
  567 South King Street
  Suite 150
  Honolulu, Hawaii 96813....................................    21,975,421(2)      5.0%
Sumitomo Bank Capital Markets, Inc.
  277 Park Avenue
  New York, New York 10172..................................    21,425,052(3)      4.9%

---------------
(1) Each person party to the Shareholders' Agreement disclaims beneficial ownership of the shares subject to the Shareholders' Agreement held by any other party to the agreement and disclaims beneficial ownership of the 21,425,052 shares of Common Stock and 7,440,362 shares of Nonvoting Common Stock owned by Sumitomo Bank Capital Markets, Inc. and the 21,975,421 shares of Common Stock owned by Kamehameha Activities Association, which amounts have been excluded from the amount set forth above. 273,584,282 of the shares of Common Stock that are subject to the Shareholders' Agreement are entitled to vote at the Annual Meeting. See "Introduction -- Voting Arrangements".

(2) This information has been derived from Amendment No. 1 to the Schedule 13D of Kamehameha Activities Association, filed with the Securities and Exchange Commission on December 22, 1999.

(3) This information has been derived from Amendment No. 1 to the Schedule 13D of Sumitomo Bank Capital Markets, Inc., filed with the Securities and Exchange Commission on December 20, 1999. The 21,425,052 shares held by Sumitomo Bank Capital Markets, Inc. exclude 7,440,362 shares of Nonvoting Common Stock held by Sumitomo Bank Capital Markets, Inc. which, although immediately convertible into Common Stock, cannot currently be converted by Sumitomo Bank Capital Markets, Inc. due to restrictions imposed under the Bank Holding Company Act of 1956, as amended. Please see Amendment No. 1 to the Schedule 13D filed by Sumitomo Bank Capital Markets, Inc. and any amendments thereto for information relating to such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with our initial public offering on May 7, 1999, our directors and executive officers, other than Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons, exchanged their interests in Group LP and certain of its affiliates for shares of Common Stock. The number of shares of Common Stock received by each such director and executive officer in that exchange are as follows: Mr. Paulson -- 4,132,235; Mr. Hurst -- 3,835,124; Mr. Thain -- 3,101,426; Mr. Thornton -- 3,012,541; Mr. Weinberg -- 444,444; Robert J. Katz
(General Counsel) -- 2,405,028; Gregory K. Palm (General Counsel) -- 1,790,228; Ms. Tortora -- 1,752,703; Mr. Viniar -- 1,715,282; and Barry L. Zubrow (Chief Administrative Officer) -- 2,088,660. Each such director and executive officer subsequently transferred shares of Common Stock to charitable foundations and public charities in December 1999. The number of shares of Common Stock beneficially owned by our directors and Named Executive Officers either individually or as part of a group as of January 21, 2000 is disclosed in "Beneficial Ownership of Directors and Executive Officers" above.

     Also in connection with our initial public offering, Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association exchanged their interests in Group LP and certain of its affiliates for, in the case of Sumitomo Bank Capital Markets, Inc., 30,425,052 shares of Common Stock and 7,440,362 shares of Nonvoting Common Stock and, in the case of Kamehameha Activities Association, 30,975,421 shares of Common Stock. Each of Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association sold 9,000,000 shares of Common Stock in our initial public offering.

     We have established funds in order to permit our managing directors to participate in our merchant banking investments. Many of our managing directors, their spouses or entities owned or controlled by the managing directors have invested their personal funds in these investment vehicles. Distributions of greater than $60,000 from these funds to our executive officers or those persons or entities affiliated with them (which reflect investments made over several years) in fiscal 1999 were as follows: Mr. Paulson -- $5,094,509; Mr.
Hurst -- $795,558; Mr. Katz -- $215,622; Mr. Palm -- $678,976; Mr.
Viniar -- $188,308; and Mr. Zubrow -- $171,061. In addition, certain of our executive officers from time to time invest their personal funds directly in other funds managed by Goldman Sachs on the same terms and with the same conditions as the other investors in these funds, who are not our directors or executive officers.

     Goldman Sachs, in the ordinary course of business, maintains margin accounts for certain of its directors and executive officers. Any credit extended to any director or executive officer pursuant to his or her margin account was made on substantially the same terms, including interest and collateral, as those generally prevailing at the time for comparable third-party extensions of credit, and did not involve more than the usual risk of collectibility or present unfavorable terms.

     Kamehameha Activities Association and Sumitomo Bank Capital Markets, Inc. in the ordinary course of business enter into derivative contracts and other transactions with Goldman Sachs. These contracts and other transactions are negotiated on an arm's-length basis and contain customary terms and conditions. In addition, Kamehameha Activities Association in the ordinary course of business is an investor in a number of Goldman Sachs' merchant banking funds, which are also negotiated on an arm's-length basis and contain customary terms and conditions.

ITEM 2.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     At the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP has been selected by the Board of Directors as our independent auditors for our fiscal year ending November 24, 2000. We are submitting our selection of independent auditors for ratification at the Annual Meeting.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

     Our By-laws do not require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Goldman Sachs and its shareholders.

     Audit services of PricewaterhouseCoopers LLP for the fiscal year ended November 26, 1999 included the examination of the consolidated financial statements of Goldman Sachs and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated annual and quarterly reports.

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms we received, and on written representations from certain reporting persons, we believe that all
Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal 1999, although Mr. Bryan had one late filing as the result of an administrative error within Goldman Sachs.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Stock Price Performance Graph" will not be deemed incorporated, unless specifically otherwise provided in such filing.

OTHER MATTERS

     At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholders who, in accordance with Rule 14a-8 of the SEC, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2001 Annual

Meeting must submit their proposals to our Secretary on or before October 17, 2000. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

     In accordance with our By-laws, in order to be properly brought before the 2001 Annual Meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to a Secretary of Goldman Sachs at 85 Broad Street, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws must be received no earlier than November 17, 2000 nor later than December 17, 2000.

                    VOTING BY TELEPHONE OR VIA THE INTERNET

     Procedures have been provided so that you may vote your shares of Common Stock by telephone or via the Internet. You also have the option of voting your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

     Votes submitted by telephone or via the Internet must be received by 5:00 p.m., New York City time, on March 16, 2000. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

                                          By Order of the Board of Directors,

                                          /s/ James B. McHugh
                                          James B. McHugh
                                          Assistant Secretary

New York, New York
Dated: February 14, 2000

PROXY

[GOLDMAN SACHS LOGO]

                         THE GOLDMAN SACHS GROUP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 17, 2000

The undersigned hereby appoints Henry M. Paulson, Jr., Robert J. Hurst, John A. Thain and John L. Thornton, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. (the "Company") held of record by the undersigned on January 17, 2000, at the 2000 Annual Meeting of Shareholders to be held on March 17, 2000 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. IF YOU DO NOT GIVE ANY DIRECTION, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1
AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy, in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 16, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

                             (CONTINUED ON REVERSE)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.


                                                        PLEASE MARK
                                                        YOUR VOTES AS
                                                        INDICATED IN  / X /
                                                        THIS EXAMPLE.

                                                            FOR ALL
1. Election of Directors:          FOR       WITHHOLD       EXCEPT
     01 Ruth J. Simmons            / /         / /           / /
     02 John A. Thain
     03 John L. Thornton


NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).


2. Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2000 fiscal year.

                        FOR       AGAINST        ABSTAIN
                        / /         / /            / /

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees is unable to serve.

I consent to future access of the Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, New Jersey and that costs normally associated with electronic access, such as usage and telephone
charges, will be my responsibility.     /   /

IMPORTANT: PLEASE SIGN THIS PROXY CARD EXACTLY AS YOUR NAME OR NAMES APPEAR ELSEWHERE ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE GUARDIAN OR OTHER SIMILAR CAPACITY, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF THE SIGNATURE IS BY A CORPORATION, A DULY AUTHORIZED OFFICER OF THE CORPORATION SHOULD SIGN IN FULL THE CORPORATE NAME. IF THE SIGNATURE IS BY A PARTNERSHIP, A PARTNER SHOULD SIGN THE FULL PARTNERSHIP NAME.

HAS YOUR ADDRESS CHANGED?
If it has, please indicate your new address below.

_________________________________________________

_________________________________________________

Signature(s):____________________________________________________Date:_________

IMPORTANT: Please sign this proxy card exactly as your name appears elsewhere on this card. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name.

        [TELEPHONE ICON] VOTE BY TELEPHONE OR INTERNET [TELEPHONE ICON]

                          QUICK *** EASY *** IMMEDIATE

        YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.
           YOU MAY CAST YOUR VOTE IN ANY ONE OF THREE FOLLOWING WAYS:

        Your code number for telephone or internet voting is located in the box in the lower right hand corner of this form.

1. VOTE BY TELEPHONE -- TOLL FREE -- 1-800-840-1208
     - Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 16, 2000.
     - You will be prompted to enter the code number listed below.
     - Follow the simple instructions.

2. VOTE BY INTERNET -- http://www.eproxy.com/gs
     - Use the Internet to vote your proxy 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 16, 2000.
     - You must enter your control number listed below.
     - Follow the simple instructions.

3. VOTE BY MAIL
     - Mark, properly sign and date this proxy.
     - Return this proxy in the accompanying envelope.

   Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy by mail.

                     IF YOU VOTE BY TELEPHONE OR INTERNET,
                         PLEASE DO NOT MAIL THIS PROXY.

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.

       BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT
          TO THE SHAREHOLDERS' AGREEMENT, TO BE CAST IN CONNECTION WITH
                    THE 2000 ANNUAL MEETING OF SHAREHOLDERS

This ballot relates to the 2000 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the "Company") and covers all shares of Common Stock beneficially owned by you and held at The Chase Manhattan Bank and subject to that certain Shareholders' Agreement, dated as of May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders' Agreement and held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form, in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 9, 2000. IF YOU SIGN AND RETURN THIS BALLOT BUT DO NOT GIVE ANY DIRECTION, YOUR BALLOT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                             (CONTINUED ON REVERSE)
_______________________________________________________________________________
                   (UP ARROW) FOLD AND DETACH HERE (UP ARROW)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2

                                                   PLEASE MARK
                                                  YOUR VOTE AS  /X/
                                                  INDICATED IN
                                                  THIS EXAMPLE.


                                                 FOR
                                                 ALL
                                FOR   WITHHOLD  EXCEPT                                                         FOR  AGAINST  ABSTAIN
Election of Directors:          / /    / /       / /       2. Ratification of the appointment by the Board     / /    / /    / /
01 Ruth J. Simmons                                            of Directors of PricewaterhouseCoopers LLP
02 John A. Thain                                              as independent auditors for the 2000 fiscal
03 John L. Thornton                                           year.

                                                              By checking the box to the right, I consent
NOTE: IF YOU DO NOT WISH TO VOTE YOUR                         to future access of the Annual Reports, Proxy
SHARES "FOR" A PARTICULAR NOMINEE, MARK                       Statements, prospectuses and other communications      /  /
THE "FOR ALL EXCEPT" BOX AND STRIKE A                         electronically via the Internet. I understand
LINE THROUGH THAT NOMINEE'S NAME. THIS                        that the Company is permitted not to distribute
WILL RESULT IN A VOTE FOR THE REMAINING                       printed materials to me until such consent is
NOMINEE(S).                                                   revoked. I understand that I may revoke my consent
                                                              at any time by contacting the Company's transfer
                                                              agent, ChaseMellon Shareholder Services, Ridgefield
                                                              Park, New Jersey, and that costs normally associated
                                                              with electronic access, such as usage and telephone
                                                              charges, will by my responsibility.

                                                                             THE UNDERSIGNED HEREBY CASTS HIS OR HER VOTE IN THE
                                                                             PRELIMINARY VOTE OF SHARES HELD OF COMMON STOCK OF THE
                                                                             GOLDMAN SACHS GROUP, INC. BENEFICIALLY BY THE
                                                                             UNDERSIGNED AND SUBJECT TO THE SHAREHOLDER'S AGREEMENT
                                                                             (EXCEPT SHARES HELD THROUGH THE DEFINED CONTRIBUTION
                                                                             PLAN TRUST)

                                                                                HAS YOUR ADDRESS CHANGED?
                                                                                If it has, please indicate your new address below.
                                                                                __________________________________________________

                                                                                __________________________________________________

                                                                                __________________________________________________


Signature(s):_______________________________________________________________________________________ Date:________________________
IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name.
------------------------------------------------------------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

      [TELEPHONE ICON]   VOTE BY TELEPHONE OR INTERNET    [TELEPHONE ICON]

                            QUICK***EASY***IMMEDIATE

           YOU MAY CAST YOUR VOTE IN ANY ONE OF THREE FOLLOWING WAYS:

        Your code number for telephone or internet voting is located in the box in the lower right hand corner of this form.

1.   VOTE BY TELEPHONE -- TOLL FREE -- 1-800-840-1208

     - Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 9, 2000.

     - You will be prompted to enter the code number listed below.

     - Follow the simple instructions.

2.   VOTE BY INTERNET -- http://www.eproxy.com/goldman

     - Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 9, 2000.

     - You must enter your control number listed below.

     - Follow the simple instructions.

3.   VOTE BY MAIL

     - Mark, properly sign and date this ballot.

     - Return this ballot in the accompanying envelope.

 Your telephone or Internet vote will be cast as effectively as if your marked, signed and returned this ballot by mail.

                     IF YOU VOTE BY TELEPHONE OR INTERNET,
                        PLEASE DO NOT MAIL THIS BALLOT.

[GOLDMAN SACHS LOGO]


                         THE GOLDMAN SACHS GROUP, INC.



     BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK HELD BY THE
        DCP TRUST AND SUBJECT TO THE SHAREHOLDERS' AGREEMENT, TO BE CAST
           IN CONNECTION WITH THE 2000 ANNUAL MEETING OF SHAREHOLDERS



This ballot relates to the 2000 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the "Company") and covers all shares of Common Stock which you beneficially own and which are held by The Goldman Sachs Defined Contribution Plan Trust and subject to that certain Shareholders' Agreement, dated as of May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders' Agreement but that are not held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form, in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 9, 2000. IF YOU SIGN AND RETURN THIS BALLOT BUT DO NOT GIVE ANY DIRECTION, YOUR BALLOT WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


                             (continued on reverse)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark
                                                          your votes as
                                                          indicated in
                                                          this example. / /

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.


                                             FOR
                            FOR  WITHHOLD  ALL EXCEPT                                                           FOR AGAINST ABSTAIN

1. Election of Directors:   / /    / /        / /           2. Ratification of the appointment by the Board of  / /   / /     / /
   01 Ruth J. Simmons                                          Directors of PricewaterhouseCoopers LLP as
   02 John A. Thain                                            independent auditors for the 2000 fiscal year.
   03 John L. Thornton

Note: If you do not wish to vote your shares                By checking the box to the right, I consent to future access      / /
"FOR" a particular nominee, mark the "For All               of the Annual Reports, Proxy Statements, prospectuses and
Except" box and strike a line through that                  other communications electronically via the Internet. I
nominee's name. This will result in a vote                  understand that the Company is permitted not to distribute
for the remaining nominee(s).                               printed materials to me until such consent is revoked. I
                                                            understand that I may revoke my consent at any time by
                                                            contacting the Company's transfer agent, ChaseMellon
                                                            Shareholder Services, Ridgefield Park, New Jersey, and that costs normally associated with electronic access, such as
                                                            usage and telephone charges, will be my responsibility.

                                                            THE UNDERSIGNED HEREBY CASTS HIS OR HER VOTE IN THE
                                                            PRELIMINARY VOTE OF SHARES OF COMMON STOCK OF THE GOLDMAN
                                                            SACHS GROUP, INC. HELD BENEFICIALLY BY THE UNDERSIGNED
                                                            THROUGH THE GOLDMAN SACHS DEFINED CONTRIBUTION PLAN TRUST
                                                            AND SUBJECT TO THE SHAREHOLDERS' AGREEMENT.

                                                            HAS YOUR ADDRESS CHANGED?

                                                            If it has, please indicate your new address below.

                                                            -----------------------------------------------------------------------

                                                            -----------------------------------------------------------------------

                                                            -----------------------------------------------------------------------

Signature(s):                                                                                Date:
             ------------------------------------------------------------------------------       ---------------------------------
IMPORTANT: PLEASE SIGN THIS BALLOT EXACTLY AS YOUR NAME APPEARS ELSEWHERE ON THIS BALLOT. IF THE SIGNATURE IS BY A CORPORATION, A
DULY AUTHORIZED OFFICER OF THE CORPORATION SHOULD SIGN IN FULL THE CORPORATE NAME.


-----------------------------------------------------------------------------------------------------------------------------------
                                                      *FOLD AND DETACH HERE*



                                  (TELEPHONE ICON) VOTE BY TELEPHONE OR INTERNET (TELEPHONE ICON)

                                                   QUICK *** EASY *** IMMEDIATE

                                     YOU MAY CAST YOUR VOTE IN ANY ONE OF THREE FOLLOWING WAYS:

                                  Your code number for telephone or internet voting is located in the box in the lower right hand corner of this form.

                                  1. VOTE BY TELEPHONE -- TOLL FREE -- 1-800-840-1208
                                     * Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 9, 2000.
                                     * You will be prompted to enter the code number listed below.
                                     * Follow the simple instructions.

                                  2. VOTE BY INTERNET -- http://www.eproxy.com/dcp
                                     * Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 9, 2000.
                                     * You must enter your control number listed below.
                                     * Follow the simple instructions.

                                  3. VOTE BY MAIL
                                     * Mark, properly sign and date this ballot.
                                     * Return this ballot in the accompanying envelope.

     Your telephone or Internet vote will be cast as effectively as if you marked, signed and returned this ballot by mail.

     IF YOU VOTE BY TELEPHONE OR INTERNET,
        PLEASE DO NOT MAIL THIS BALLOT.

                                   [GS Logo]


                         The Goldman Sachs Group, Inc.
                                85 Broad Street
                            New York, New York 10004

                            ------------------------

               Notice of Preliminary Vote in Connection with the
                      2000 Annual Meeting of Shareholders


                                                               February 14, 2000


     In accordance with the terms of the Shareholders' Agreement, dated May 7, 1999, among The Goldman Sachs Group, Inc. ("Goldman Sachs") and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2000 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Thursday, March 9, 2000 at 5:00 p.m., New York City time.

     The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on January 17, 2000. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

                                        The Shareholders' Committee


New York, New York

             PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT IN THE
                     ENCLOSED ENVELOPE OR SUBMIT YOUR VOTE
                            BY PHONE OR THE INTERNET

TO:            All Managing Directors

FROM:          Jim McHugh

DATE:          February 14, 2000

RE:            Preliminary Vote under Shareholders' Agreement

--------------------------------------------------------------------------------

         Each of you is a party to a Shareholders' Agreement covering GS shares you have received or will receive from the firm; to the extent already issued, such shares are held through your Chase custodial account or through the Defined Contribution Plan. Individuals with shares held subject to the Shareholders' Agreement are entitled to participate in a vote preliminary to the vote at the annual shareholders' meeting, and all shares subject to the Shareholders' Agreement will be voted in accordance with the outcome of that preliminary vote. Because restricted stock units and options are not voting shares, Managing Directors holding only those interests will not participate in the preliminary vote; when such interests are converted in the future into voting shares, they will be subject to the preliminary vote procedures.

         Those of you who hold GS shares subject to the Shareholders' Agreement will be receiving shortly a proxy statement and related material to enable you to participate in the preliminary vote. (Those who own GS shares both through the Chase custodial account and through the Defined Contribution Plan will receive two different sets of documentation and should vote each interest separately). The proxy material will be sent to you at your office, and a duplicate will be sent to the account address maintained by Chase. In order to be counted, your vote must be received on or before 5:00 p.m., New York City time, on March 9, 2000. Instructions for voting by telephone, Internet or mail will be included in the proxy material.

         Shares that you may have purchased in the secondary market or that are held in your private foundation are NOT subject to the Shareholders' Agreement. You will be receiving separately proxy material enabling you to vote those shares as part of the annual shareholders' meeting process.

         If you are entitled to participate in the preliminary vote and have not received your proxy material by February 21, 2000, please contact Laurie Steinfeld in the New York Legal Department (x5-9731).

                         THE GOLDMAN SACHS GROUP, INC.
                                85 Broad Street
                            New York, New York 10004

                                                               February 14, 2000

Dear Shareholder:

     As a fellow shareholder and party to our Shareholders' Agreement, you are entitled to participate in the preliminary vote concerning the matters to be voted on at our 2000 Annual Meeting of Shareholders. A ballot with respect to shares beneficially owned by you through The Goldman Sachs Defined Contribution Plan Trust and the proxy statement describing the matters to be voted on in the preliminary vote and at the Annual Meeting are enclosed. In order for your vote to be counted, your vote must have been received ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, MARCH 9, 2000. You may cast your vote in any of these three ways:

     -    by submitting the enclosed ballot in the envelope enclosed;

     - by telephone by following the instructions for telephone voting on the enclosed ballot; or

     - via the Internet by following the instructions for Internet voting on the enclosed ballot.

     The outcome of the preliminary vote will determine how all shares of our Common Stock that are subject to the preliminary vote will be voted at the Annual Meeting, so it is important that you vote in the preliminary vote.

     If you own shares of Common Stock that are not subject to the preliminary vote (for example, shares of Goldman Sachs Common Stock that you purchased in the secondary market), you may vote those shares in your discretion at the Annual Meeting. You will receive separate mailings containing materials enabling you to vote those shares.

     Thank you for your participation in the Preliminary Vote.


Sincerely,


/s/ Henry M. Paulson, Jr.
Henry M. Paulson, Jr.
Chairman and Chief Executive Officer

                         THE GOLDMAN SACHS GROUP, INC.
                                85 Broad Street
                            New York, New York 10004

                                                               February 14, 2000

Dear Shareholder:

     As a fellow shareholder and party to our Shareholders' Agreement, you are entitled to participate in the preliminary vote concerning the matters to be voted on at our 2000 Annual Meeting of Shareholders. A ballot and the Proxy Statement describing the matters to be voted on in the preliminary vote and at the Annual Meeting are enclosed. In order for your vote to be counted, your vote must have been received ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, MARCH 9, 2000. You may cast your vote in any of these three ways:

     *  by submitting the enclosed ballot in the envelope enclosed:

     * by telephone by following the instructions for telephone voting on the enclosed ballot; or

     * via the Internet by following the instructions for Internet voting on the enclosed ballot.

     The outcome of the preliminary vote will determine how all shares of our Common Stock that are subject to the preliminary vote will be voted at the Annual Meeting, so it is important that you vote in the preliminary vote.

     If you own shares of Common Stock that are not subject to the preliminary vote (for example, shares of Goldman Sachs Common Stock that you purchased in the secondary market), you may vote those shares in your discretion at the Annual Meeting. You will receive separate mailings containing materials enabling you to vote those shares.

     Thank you for your participation in the preliminary vote.

Sincerely,

/s/ Henry M. Paulson, Jr.

Henry M. Paulson, Jr.
Chairman and Chief Executive Officer